CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated January 11, 2008 relating to the consolidated financial statements of MobiVentures Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Prospectus.

/s/DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
July 28, 2008